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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 18, 2008

BI-OPTIC VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada           000-49685                      N/A

(State or other jurisdiction         Commission File Number             IRS Employer ID Number)

of incorporation)

1030 West Georgia St, #1518, Vancouver, British Columbia, Canada  V6E 2Y3

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-689-2646

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240.13e-4(c))

SEC873(11-06)   Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

June 18, 2008  Press Release

Further to the Company's news release dated June 18, 2008, Bi-Optic Ventures Inc. (the “Company”) wishes to announce that, it has agreed to a non-brokered private placement of up to 4,500,000 units at a price of $0.11 per unit.  Each unit will consist of one common share and one non-transferable share purchase warrant.  Each warrant will entitle the holder thereof to purchase an additional common share in the capital of the Company at a price of $0.14 for a period of one year from the date of closing.  A 7% finder’s fee payable in cash will be paid to arm’s length parties on a portion of this private placement.

The Company intends to use the proceeds from this placement for the settlement of debts and for general working capital purposes.

The above transaction will be subject to regulatory approval.

Refer to Exhibit #99.1 for additional information.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

99.1.  Press Release; dated 6/18/2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007           Bi-Optic Ventures Inc.

                              (Registrant)

/s/ Harry Chew

(Signature)

(Harry Chew, President/CEO/Director)

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